SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 9, 2007

                                Youbet.com, Inc.

     -----------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


         Delaware                    0-26015                 95-4627253
   -----------------------      -------------------    -----------------------
    (State or other             (Commission              (I.R.S. Employer
     incorporation)              File Number)           Identification No.)


           5901 De Soto Avenue,
             Woodland Hills,
               California                                     91367
    --------------------------------                     ----------------
   (Address of principal executive offices)                 (Zip Code)


                                 (818) 668-2100
                  --------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2007, Youbet announced the appointment of James A. Burk as Youbet's new Chief Financial Officer and the appointment of Gary W. Sproule as the company's Chief Operating Officer. A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Prior to joining Youbet, James A. Burk (age 55) served as Chief Financial Officer of Palace Entertainment Holdings, Inc., an operator of water parks and family entertainment centers, where he managed finance, treasury, information systems, business development analysis, planning and forecasting, as well as SEC reporting and compliance. Before joining Palace Entertainment in May 2006, Mr. Burk served in an executive capacity at Vivendi Universal from 2004 to 2005. Prior to Vivendi Universal, he served as Executive Vice President and Chief Financial Officer of United Cinemas International, an international film exhibition company, from 2000 to 2004. Mr. Burk was employed by MCA Inc./Universal Studios from 1979 to 1999, most recently as Senior Vice President of International Operations for Universal Pictures from 1996 to 1999, where he was responsible for supervising their international film, video and exhibition joint venture operations.

Gary W. Sproule (age 57) joined Youbet as Chief Financial Officer in May 2002 and was named Chief Operating Officer in May 2004. In August 2005, Mr. Sproule was reappointed to the position of Chief Financial Officer. Prior to joining Youbet, Mr. Sproule served as Chief Financial Officer at Disney Interactive, where he had worldwide finance responsibilities, including strategic planning, controllership, operations, administration, and information technology. Prior to Disney Interactive, Mr. Sproule served as Chief Financial Officer of WhatsHotNow.com, from 2000 to 2001, and, prior to that, Chief Financial Officer of Magnet Interactive Communications, from 1997 to 2000. Mr. Sproule spent 25 years at UNOCAL, from 1972 through 1997, where he last held the position of Chief Operating Officer for the 76 Products Marketing Division.

Item 9.01.        Financial Statements and Exhibits.

                  (a)      Not Applicable.

                  (b)      Not Applicable.

                  (c)      Not Applicable.

                  (d)      Exhibit:

                           99.1     Press Release dated July 9, 2007

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      YOUBET.COM, INC.





Date: July 9, 2007                    By:/s/ Charles F. Champion
                                         --------------------------------
                                         Charles F. Champion
                                         President and Chief Executive Officer

                                                                 Exhibit 99.1

                                  [Youbet Logo]

For Immediate Release




               Youbet names James A. Burk Chief Financial Officer;
                    Sproule becomes Chief Operating Officer;

                   Moves designed to support growth strategy,
                        address complex industry dynamics

         Woodland hills, CA, July 9, 2007 - Youbet.com, Inc. (NASDAQ:UBET) announced today that James A. Burk, a seasoned cost-management executive with more than two decades experience in the entertainment industry, has been appointed Chief Financial Officer, succeeding Gary W. Sproule, who resumes his role as the company's Chief Operating Officer. Both appointments are effective today.

         Separately, the company said that it does not intend to fill the General Counsel position vacated earlier this year by Scott Solomon. Youbet staff lawyer Dan Perini, who has been with the company since 2006, will remain in his current role as assistant general counsel and coordinate legal matters with outside counsel and with senior management.

         According to Youbet CEO Charles F. Champion, "These personnel moves are designed to help Youbet address needs arising from the rapid growth of Youbet's online business, the evolving state of content distribution in the horse racing industry, the resolution of major legal and regulatory issues, and the integration of United Tote's worldwide totalizator business.

         "Our growth strategies are built around customer acquisition and retention, cost control and yield management," Champion said. "In that context we have to be diligent about our content and distribution partnerships, our service delivery and support apparatus, and our cost efficiency. With Gary leading operations and Jim taking the helm in finance, our management team is now aligned to address these opportunities and challenges for the near and longer term."

         Sproule has been with Youbet since May 2002 when Champion, then recently appointed to lead the company, asked him to join a turnaround effort that resulted in the formation of the business model that has made Youbet a leading advanced deposit wagering company. In his role as CFO, Sproule broadened Youbet's investor base and helped guide the company through several key capital initiatives, including the acquisitions of phone wagering subsidiary IRG and diversified technology provider United Tote.

         "Gary's greatest strength as CFO is his understanding of the operating side of our business," said Champion. "Now, as chief of operations, Gary can focus his operating skills on the execution of our long-term strategies with a full appreciation of our capital structure; and because he knows our operations so well, he can have an immediate impact."

         Sproule joined Youbet as Chief Financial Officer. He served as Chief Operating Officer from May 2004 until August 2005, when he again assumed the role of CFO and Champion took charge of operations. Prior to joining Youbet, Sproule served as Chief Financial Officer at Disney Interactive, where he had worldwide finance, information technology and planning responsibilities.
From 1997 to 2002, he was CFO at WhatsHotNow.com and Magnet Interactive Communications. For the preceding 25 years (1972-97), Sproule worked at UNOCAL, where he rose to become Chief Operating Officer for the 76 Products Marketing Division.

         James A. Burk is joining Youbet following successful turns as CFO for Palace Entertainment and United Cinemas International (UCI) as well as an executive at Vivendi Universal. With Palace, a private-equity owned firm with publicly held debt, Burk managed finance, treasury, information systems, business analysis and planning, forecasting, SEC reporting and SOX implementation. Palace is the largest owner and operator of water parks and family entertainment centers in the U.S.

         Burk was CFO at UCI, a joint venture of Vivendi Universal and Paramount Pictures, when the company sold its European assets to Terra Firma Capital Partners. He was subsequently engaged to sell UCI's remaining assets in Brazil and Argentina, a task he successfully completed in 2005.

         For 20 years prior to his time with UCI (1979-99), Burk worked at MCA Inc./Universal Studios, where he held increasingly responsible positions in finance and international operations. From 1994 to 1996, he was Senior Vice President and CFO of Universal Pictures, and from 1996 to 1999, he was Senior Vice President International Operations for the same company.

         During his time at UCI and Universal, Burk was known as a strong cost manager. He developed procurement, analysis and financial accountability protocols that produced substantial savings. He supervised a team at Universal that developed a budgeting model for marketing and print costs for feature films based on expected performance.

         "Jim Burk has the financial credentials we need on a go-forward basis," said Champion. "As important, he has a strong sense of the content driven entertainment business, and we expect to rely on that experience as we continue to refine our business model going forward."

         Prior to joining Youbet last year, Dan Perini was Director of Business Affairs for Anschutz Entertainment Group, where he was responsible for legal affairs for the Home Depot Center in Los Angeles. From 2000 to 2004, he was assistant general counsel for the U.S. Olympic Committee in Colorado Springs. In 1999, he served a one-year clerkship at the Colorado Court of Appeals and, for the three preceding years, he was in private practice as an associate with Gibson, Dunn & Crutcher LLP specializing in commercial litigation.

         Perini is a 1995 graduate of the UCLA School of Law. In 1989, he received his bachelor of business administration degree from the University of Notre Dame, where he graduated magna cum laude.

About Youbet.com, Inc.

         Youbet.com is a diversified provider of technology and pari-mutuel horse racing content for consumers through Internet and telephone platforms and is a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services and systems to the pari-mutuel industry through its United Tote subsidiary. Youbet.com's International Racing Group subsidiary is the only pari-mutuel rebate provider to be licensed by a U.S. racing regulatory jurisdiction.

         Youbet.com's website offers members the ability to watch and, in most states, wager on the widest variety of horse racing content available worldwide. Through this platform, Youbet offers members commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products. Youbet.com's Players Trust(SM) revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution.

         The Youbet Advantage(TM) Player Rewards Program is the only player incentive program of its kind in the U.S. pari-mutuel market; and Youbet's play-for-points racing education website - www.Youbet.net - is helping to attract new fans to racing. Youbet.com is the exclusive provider of horse racing content for CBS SportsLine.com. More information on the company can be found at www.youbet.com.


                                      # # #


Contacts:
Youbet.com, Inc.        Integrated Corporate Relations        Beacon Advisors
Gary Sproule, COO       Bill Schmitt                          Hud Englehart
818.668.2100            203.682.8200                          513.533.4800